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                                                                Exhibit 10.45



                            INDEMNIFICATION AGREEMENT

     THIS AGREEMENT is made and entered into this 27th day of July 2001 by and between MICROCIDE PHARMACEUTICALS, INC., a Delaware corporation (the "Corporation"), and DAVID SCHNELL ("Schnell").


                                    RECITALS

     WHEREAS, Schnell was formerly a director of the Corporation;

     WHEREAS, after resigning as a director of the Corporation, Schnell, in his capacity as Member of Prospect Management Co., LLC, the General Partner of Prospect Venture Partners L.P., and Member of Prospect Management Co. II, LLC, the General Partner of Prospect Venture Partners II (collectively, "Prospect"), has, on behalf of Prospect and other potential investors, proposed, arranged and participated in negotiations for a $60,000,000 preferred stock financing and the transactions contemplated thereby (the "Financing") for the Corporation; and

     WHEREAS, in order to induce Schnell, in his various capacities with Prospect, and Prospect to participate in the Financing, the Corporation has determined and agreed to enter into this Agreement with Schnell;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

     1. Indemnity of Schnell. Subject only to the exclusions set forth in
Section 2 hereof, the Corporation hereby agrees to hold harmless and indemnify Schnell against any and all expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Schnell directly or indirectly suffers or incurs or may otherwise become subject at any time and which arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with any claim or claims made against or by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative (including an action by or in the right of the Corporation) to which Schnell is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Schnell was a director of the Corporation and/or, either in his various capacities with Prospect or otherwise, proposed, arranged, negotiated and/or participated in the Financing.

     2. Limitations on Additional Indemnity. No indemnity pursuant to Section 1 hereof shall be paid by the Corporation:

          (a) on account of Schnell's conduct that is established by a final judgment as knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;

          (b) for which payment is actually made to Schnell under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;

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          (c) if indemnification is not lawful; or

          (d) in connection with any proceeding (or part thereof) initiated by Schnell, or any proceeding by Schnell against the Corporation or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, or
     (iii) the proceeding is initiated pursuant to Section 7 hereof.

     3. Continuation of Indemnity. All agreements and obligations of the Corporation contained herein shall continue so long as Schnell shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrational, administrative or investigative, by reason of the fact that Schnell was serving in the capacity referred to in the recitals section of this Agreement.

     4. Partial Indemnification. Schnell shall be entitled under this Agreement to indemnification by the Corporation for a portion of the expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Schnell directly or indirectly suffers or incurs or may otherwise become subject at any time and which arise directly or indirectly from or as a direct or indirect result of, or are directly or indirectly connected with any action, suit or proceeding referred to in Section 1 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Corporation shall indemnify Schnell for the portion thereof to which Schnell is entitled.

     5. Notification and Defense of Claim. Not later than seven (7) business days after receipt by Schnell of notice of the commencement of any action, suit or proceeding, Schnell will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to Schnell otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Schnell notifies the Corporation of the commencement thereof:

          (a) the Corporation will be entitled to participate therein at its own expense;

          (b) except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Schnell. After notice from the Corporation to Schnell of its election to assume the defense thereof, the Corporation will not be liable to Schnell under this Agreement for any legal or other expenses subsequently incurred by Schnell in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Schnell shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Schnell unless (i) the employment of counsel by Schnell has been authorized by the Corporation, (ii) Schnell shall have reasonably concluded, and so notified the Corporation, that there is an actual conflict of interest between the Corporation and Schnell in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Schnell's separate counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Schnell shall have made the conclusion provided for in clause (ii) above; and


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          (c) the Corporation shall not be liable to indemnify Schnell under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld. The Corporation shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Schnell without Schnell's written consent, which may be given or withheld in Schnell's sole discretion.

     6. Expenses. The Corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by Schnell in connection with such proceeding upon receipt of an undertaking by or on behalf of Schnell to repay said amounts if it shall be determined ultimately that Schnell is not entitled to be indemnified under the provisions of this Agreement or otherwise.

     7. Enforcement. Any right to indemnification or advances granted by this Agreement to Schnell shall be enforceable by or on behalf of Schnell in any court of competent jurisdiction if (a) the claim for indemnification or advances is denied, in whole or in part, or (b) no disposition of such claim is made within ninety (90) days of request therefor. Schnell, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. It shall be a defense to any action for which a claim for indemnification is made under Section 1 hereof (other than an action brought to enforce a claim for expenses pursuant to Section 6 hereof, provided that the required undertaking has been tendered to the Corporation) that Schnell is not entitled to indemnification because of the limitations set forth in
Section 2 hereof. Neither the failure of the Corporation (including its Board of Directors or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Schnell is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or its stockholders) that such indemnification is improper shall be a defense to the action or create a presumption that Schnell is not entitled to indemnification under this Agreement or otherwise.

     8. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Schnell, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

     9. Non-Exclusivity of Rights. The rights conferred on Schnell by this Agreement shall not be exclusive of any other right which Schnell may have or hereafter acquire under any statute, provision of the Corporation's charter documents, agreement, vote of stockholders or directors, or otherwise.

     10. Survival of Rights.

          (a) The rights conferred on Schnell by this Agreement shall inure to the benefit of Schnell's heirs, executors and administrators.

          (b) The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.


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     11. Severability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Corporation shall nevertheless indemnify Schnell to the fullest extent provided by any applicable law.

     12. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

     13. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

     14. Identical Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

     15. Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

     16. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given upon delivery if delivered by hand to the party to whom such communication was directed or upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid:

          (a) If to Schnell, at the address indicated on the signature page hereof.

          (b) If to the Corporation, to:

              MICROCIDE PHARMACEUTICALS, INC.
              850 Maude Avenue
              Mountain View, California 94043

or to such other address as may have been furnished to Schnell by the Corporation.

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     17. This Agreement supercedes and terminates any previous agreement between
Schnell and the Corporation regarding the subject matter hereof.



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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

                                        MICROCIDE PHARMACEUTICALS, Inc.

                                        By:      /s/ John P. Walker
                                           ----------------------------
                                        Print Name:  John P. Walker
                                                    -------------------
                                        Title:       Chairman
                                              -------------------------


                                         /s/ David Schnell
                                        -------------------------------
                                             DAVID SCHNELL


                                        Address:  Prospect Management Co., LLC
                                                  ------------------------------
                                                  435 Taddio Street, Suite 200
                                                  ------------------------------
                                                  Palo Alto, CA 94301
                                                  ------------------------------



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